CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated January 31, 2000, accompanying the consolidated financial statements included in the Annual Report of CCBT Financial Companies, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement pertaining to the CCBT Bancorp, Inc. Stock Option Plan, as amended, on Form S-8 filed with the Securities and Exchange Commission on February 18, 1999.


/s/Grant Thornton LLP
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Grant Thornton LLP

Boston, Massachusetts
March 17, 2000